UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 11, 2008
VYREX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27866 (Commission File Number)	88-0271109 (I.R.S. Employer Identification Number)

21615 N. 2nd Avenue
Phoenix, Arizona (Address of principal executive offices)	85027 (Zip Code)
(623) 780-3321
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 3.02 RECENT SALES OF UNREGISTERED SECURITIES
ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT
ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 5.06 CHANGE IN SHELL COMPANY STATUS
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 21
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On February 11, 2008, Vyrex Corporation (“Vyrex” or the “Company”), PowerVerde, Inc. (“PowerVerde”) and Vyrex Acquisition Corporation (“VAC”), a wholly-owned subsidiary of Vyrex, all Delaware corporations, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on February 12, 2008, VAC merged with and into PowerVerde, with PowerVerde remaining as the surviving corporation and a wholly-owned subsidiary of Vyrex (the “Merger”). As consideration for the Merger, as of the closing of the Merger, each issued and outstanding share of common stock of PowerVerde was converted into the right to receive 1.2053301 shares of the common stock of Vyrex and each share of VAC was converted into one share of PowerVerde common stock. As a result of the Merger, the former shareholders of PowerVerde hold 95% of the common stock of Vyrex. Pursuant to the Merger Agreement, PowerVerde paid $233,000 in accounts payable and other liabilities owed by Vyrex. A copy of the Merger Agreement is attached hereto as Exhibit 10.01 and is incorporated into this Item by reference.
     In addition, immediately prior to execution of the Merger Agreement, Vyrex paid a $200,000 promissory note through issuance of 250,000 shares of common stock and issued an additional 25,000 shares of common stock as payment for certain consulting and administrative services. See Item 3.02 “Recent Sales of Unregistered Securities.”
     The Company intends to promptly amend its certificate of incorporation to change its name from Vyrex Corporation to PowerVerde Solar Corporation.
     In connection with the Merger, all of the Company’s officers and directors resigned, and the following individuals were appointed to their respective positions set forth beside their names below:

Name	Title

George Konrad	President, Treasurer and Director

Fred Barker	Vice President, Secretary and Director

Richard H. Davis	Director
     Biographical and other information on Messrs. Konrad, Barker and Davis is set forth in the sections entitled “Directors and Executive Officers” of the Form 10-SB disclosure.
FORM 10-SB DISCLOSURE
     Item 2.01(f) of Form 8-K provides that if a registrant reporting a transaction under Item 2.01 was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), in connection with such transaction the registrant must disclose the information that would be required if it were filing a general form for securities registration on Form 10-SB. Please note that the information provided below relates to the combined company after the Merger. Since our operations after the Merger will consist solely of PowerVerde operations, except where the context otherwise requires, the following discussion of our business and operations, “PowerVerde,” “we,” “us,” “our” and the “Company” will mean or refer to PowerVerde’s business and operations.
FORWARD-LOOKING STATEMENTS
     Prospective investors are cautioned that the statements in this Report that are not descriptions of historical facts may be forward-looking statements that are subject to risks and uncertainties. This Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on the beliefs of our management as well as on assumptions made by and information currently available to us as of the date of this Report. When used in this Report, the words “plan,” “will,” “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project” and similar expressions, as they relate to PowerVerde, are intended to identify such forward-looking statements. Although PowerVerde believes these statements are reasonable, actual actions, operations and results could differ materially from those indicated by such forward-looking statements as a result of the risk factors included in this Report or other factors. We must caution, however, that this list of factors may not be exhaustive and that these or other factors, many of which are outside of our control, could have a material adverse effect on PowerVerde and our ability to achieve our objectives. All forward-looking statements attributable to PowerVerde or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above.

DESCRIPTION OF BUSINESS
General
     The Company is a Delaware corporation formed in March 2007 by its two principal owners and officers: George Konrad; and Fred Barker. The Company was formed in order to further develop, commercialize and market a series of unique electric generating power systems designed to produce electrical power with zero emissions based on a patented pressure-driven motor. The design of the motor was conceived by Mr. Barker in January 2001. Mr. Barker previously had a working relationship with Mr. Konrad and enlisted Mr. Konrad and his manufacturing expertise, together with Mr. Barker’s own engineering expertise, to co-develop the motor.
     An initial prototype of the motor was created and tested in early 2002, based on which Messrs. Barker and Konrad concluded that the concept would work. A new design was developed in early 2007 which resulted in a motor that produced more torque and horsepower as well as being easier to mass produce. The new design combined the motor with PowerVerde’s proprietary Organic Rankine Cycle system (ORC). Under this application, the energy from solar-heated water drives the motor, ultimately producing alternating electrical current. The prototype has been tested extensively, and substantial tooling, engineering and CAM/CNC programming has been completed for the production model motor; however, the final design for the production model has not yet been completed. We expect to complete the final design by the end of the third quarter of 2008, at which time we would be able to begin manufacturing.
     Messrs. Barker and Konrad together obtained U.S. Patent No. 6,840,151, which was issued on January 11, 2005. On June 6, 2007, Messrs. Barker and Konrad and the Company’s predecessor PowerVerde, LLC, permanently and exclusively assigned to PowerVerde all rights to the patent and the other intellectual property relating to the PowerVerde systems.
     The Company plans to manufacture and market the PowerVerde power systems to end users in the U.S. market; however, we have not yet hired any employees. An international division is planned to coordinate global OEM licensing partnerships. The Company has not yet entered into any agreements for distribution or marketing of its products, and there can be no assurance that it will ever do so.
Product Description
     The primary PowerVerde motor, with its related Organic Rankine Cycle, produces 10 kW of net power for individual end users and the system can be installed in multiple units for business, schools, hospitals and other users of electrical power. These non-combustion motors are powered by any gas pressure source. With relatively low pressure (100-250psi), they produce substantial torque and horsepower. The PowerVerde system has very few moving parts, which results in a motor of durability and reliability. The system requires:
•	A heat source (solar, waste heat, geothermal) or well-head pressure from methane, CO2 or natural gas wells.

•	An Organic Rankine Cycle (ORC) to convert heat into pressure

•	PowerVerde patented engine to convert the pressure into horsepower

•	A generator to convert the horsepower into electricity
     The Company has built and tested the pre-production motor and Organic Rankine Cycle, and the Company believes that the overall design meets or exceeds performance parameters. The Company believes that it will soon be able to enhance the system’s power capacity to 20 kW of net power; however, there can be no assurance that the Company will be successful in this effort.
Government Regulations and Incentives
     The Company believes that the time is right for the PowerVerde system. Regulatory proposals to limit greenhouse gasses are gaining momentum. One such measure would be a carbon tax placed on fuels in proportion to their carbon content. Another would be a tax on oil. These would drive up the price of electricity from fossil fuel sources yet have no impact on carbon-free renewable sources such as those offered by the Company.

     Governments, utilities, businesses, and consumers alike are acutely aware of the negative effects of pollution and use of fossil fuels. Fossil fuel-based emissions contribute to serious health and environmental conditions such as acid rain, particulate pollution, nitrogen deposition, and global climate change.
     Consequently, government agencies at the federal, state and local levels have implemented and proposed various economic incentives in the form of tax credits, rebates, deductions, accelerated depreciation and other subsidies designed to enhance the use of energy-efficient and clean power sources. We believe that these incentives will have a substantial positive impact on demand for the PowerVerde systems; however, there can be no assurance that, even with these incentives, our systems will be economically competitive or that the incentives will continue to be available.
Competition
     The Company faces substantial competition from numerous other companies, most of whom have financial and other resources substantially greater than those of the Company. The Company’s competition is worldwide, ranging from solo inventors and small businesses all the way to major utility companies and multinational corporations, all of whom are attempting to design, develop and market clean and efficient methods for the generation and delivery of electricity. This competition is expected to increase due to pressures arising from the high prices of oil and natural gas and from environmental concerns. These competitors may prove more successful in offering similar products and/or may offer alternative products which prove superior in performance and/or more popular with potential customers than the Company’s products. The Company’s ability to commercialize its products and grow and achieve profitability in accordance with its business plan will depend on its ability to satisfy its customers and withstand increasing competition by providing high-quality products at reasonable prices. There can be no assurance that the Company will be able to achieve or maintain a successful competitive position.
RISK FACTORS
     Investing in our common stock is speculative and involves a high degree of risk. Prospective investors should carefully consider the following risks and uncertainties and all other information contained or referred to in this Current Report on Form 8-K before investing in our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. Our business, financial condition or results of operations could be materially and adversely affected by some or all of the matters described below or other currently unknown factors. In that case, the trading price of our Common Stock could decline, and you could lose all of your investment.
Risks related to our business
General; No Operating History
     The Company is a recently formed enterprise with no operating history. The Company has yet to generate any revenues, and the commercial value of its products is uncertain. There can be no assurance that the Company will ever be profitable. Further, the Company is subject to all the risks inherent in a new business including, but not limited to: intense competition; lack of sufficient capital; loss of protection of proprietary technology and trade secrets; difficulties in commercializing its products, managing growth and hiring and retaining key employees; adverse changes in costs and general business and economic conditions; and the need to achieve product acceptance, to enter and develop new markets and to develop and maintain successful relationships with customers, third party suppliers and contractors.
Intellectual Property
     The Company relies primarily on a combination of trade secrets, patents, copyright and trademark laws, and confidentiality procedures to protect its proprietary technology, which is its principal asset.

     The Company’s ability to compete effectively will depend to a large extent on its success in protecting its proprietary technology, both in the United States and abroad. There can be no assurance that (i) any patent that the Company applies for will be issued, (ii) any patents issued, including the Company’s existing U.S. Patent No. 6,840,151 B1, on which its current products are based, will not be challenged, invalidated, or circumvented, (iii) that the Company will have the financial resources to enforce its patents or (iv) the patent rights granted will provide any competitive advantage. The Company could incur substantial costs in defending any patent infringement suits or in asserting its patent rights, including those granted by third parties, and the Company might not be able to afford such expenditures.
     Although the Company has entered into confidentiality and invention agreements with its key personnel, there can be no assurance that these agreements will be honored or that the Company will be able to protect its rights to its non-patented trade secrets and know-how effectively. There can be no assurance that competitors will not independently develop substantially equivalent or superior proprietary information and techniques or otherwise gain access to the Company’s trade secrets and know-how. In addition, the Company may be required to obtain licenses to patents or other proprietary rights from third parties. If the Company does not obtain required licenses, it could encounter delays in product development or find that the development, manufacture or sale of products requiring these licenses could be foreclosed.
Need for Additional Funds
     The Company will need to raise substantial additional funds. Without such additional funds, the Company may have to cease operations. The Company will require substantial additional funding for its contemplated research and development activities, commercialization of its products and ordinary operating expenses. Adequate funds for these purposes may not be available when needed or on terms acceptable to the Company. Insufficient funds may require the Company to delay or scale back its activities or to cease operations.
Competition
     The Company faces substantial competition from numerous other companies, most of whom have financial and other resources substantially greater than those of the Company. The Company’s competition is worldwide, ranging from solo inventors and small businesses all the way to major utility companies and multinational corporations, all of whom are attempting to design, develop and market clean and efficient methods for the generation and delivery of electricity. This competition is expected to increase due to pressures arising from the high prices of oil and natural gas and from environmental concerns. These competitors may prove more successful in offering similar products and/or may offer alternative products which prove superior in performance and/or more popular with potential customers than the Company’s products. The Company’s ability to commercialize its products and grow and achieve profitability in accordance with its business plan will depend on its ability to satisfy its customers and withstand increasing competition by providing high-quality products at reasonable prices. There can be no assurance that the Company will be able to achieve or maintain a successful competitive position.
Governmental Incentives
     The Company’s business plan relies to a significant extent on the availability of substantial federal, state and local governmental incentives for the purchase of energy-saving, environmentally-friendly products such as the Company’s systems. These incentives include, among others, tax deductions, tax credits, rebates and accelerated depreciation. There can be no assurance that some or all of these incentives will not be substantially reduced or eliminated, nor can there be any assurance that any currently proposed incentives will actually take effect.
Energy Prices
     The Company’s products are energy-efficient electric generators which compete primarily with conventional oil and natural gas-generated electricity produced and delivered by conventional utility companies. A significant decrease in the price of oil and/or natural gas could therefore materially adversely affect the competitive position of the Company.

Suppliers
     The Company’s success will depend to a large extent on its ability to obtain a reliable supply of materials and parts from its suppliers on commercially reasonable terms. This may not prove possible due to competition, inflation, shortages, international crises, adverse economic and political conditions, business failures of suppliers or other reasons.
Management; Dependence on Key Personnel
     The success of the Company will depend in large part upon the skill and efforts of its founders and executive officers, George Konrad and Fred Barker, and other key personnel who may be hired. Loss of any such personnel, whether due to resignation, death, and disability or otherwise, could have a material adverse effect on the Company. In addition, Messrs. Konrad and Barker do not intend to work for PoweVerde on a full-time basis, as they have substantial other business activities. They intend to dedicate the time they deem appropriate to meet PowerVerde’s needs; however, there can be no assurance that they will be willing or able to dedicate such time and attention as would maximize PowerVerde’s chances for success.
Calamities
     Although the Company maintains insurance which it considers prudent, there can be no assurance that such insurance will prove adequate in the event of actual casualty losses or broader calamities such as terrorist attacks, earthquakes, financial crises, economic depressions or other catastrophic events, which are either uninsurable or not economically insurable. Any such losses could have a material adverse effect on the Company.
Product Liability; Availability of Insurance
     The design, development and manufacture of the Company’s proposed products involve an inherent risk of product liability claims and associated adverse publicity. There can be no assurance the Company will be able to obtain or maintain insurance for any of its proposed commercial products. Such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms or at all. The Company is also exposed to product liability claims in the event the use of its proposed products result in injury.
Risks Related to Our Common Stock; Liquidity Risks
Volatility of Stock Price
     The market prices for securities of emerging and development stage companies such as the Company have historically been highly volatile. Difficulty in raising capital as well as future announcements concerning the Company or its competitors, including the results of testing, technological innovations or new commercial products, government regulations, developments concerning proprietary rights, litigation or public concern as to safety of potential products developed by the Company or others, may have a significant adverse impact on the market price of the Company’s stock.
We have no intention to pay dividends on our Common Stock.
     For the near-term, we intend to retain any remaining future earnings, if any, to finance our operations and do not anticipate paying any cash dividends with respect to our Common Stock.
Our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and there is minimal liquidity in the trading market for our common stock.
     Our common stock is currently quoted on the OTCBB under the symbol “VYRX.” There has been minimal trading of our common stock for several years, and no assurance can be given as to when, if ever, an active trading market will develop or, if developed, that it will be sustained. As a result, investors may be unable to sell their shares of our common stock.
Possible Depressive Effect on Price of Securities of Future Sales of Common Stock
     As a result of the Merger, the Company has issued to the former PowerVerde shareholders 24,588,734 shares of the Company’s Common Stock. These shares are restricted securities subject to Rule 144. The sale or availability for sale of substantial amounts of Common Stock in the public market under Rule 144 or otherwise could materially adversely affect the prevailing market prices of the Company’s Common Stock and could impair the Company’s ability to raise additional capital through the sale of its equity securities.
Possible Adverse Effects of Authorization and Issuance of Preferred Stock
     The Company’s Board of Directors is authorized to issue up to 50,000,000 shares of preferred stock. The Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any series of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock and could further be used by the Board as a device to prevent a change in control favorable to the Company. Holders of preferred stock to be issued in the future may have the right to receive dividends and certain preferences in liquidation and conversion rights. The issuance of such preferred stock could make the possible takeover of the Company or the removal of management of the Company more difficult, and adversely affect the voting and other rights of the holder of the common stock, or depress the market price of the Common Stock.
Disclosures Relating to Low Priced Stocks; Restrictions on Resale of Low Price Stocks and on Broker-Dealer Sale; Possible Adverse Effect of “Penny Stock” Rules on Liquidity for the Company’s Securities
     Since the Company has net tangible assets of less than $1,000,000, transactions in the Company’s securities are subject to Rule 15g-9 under the Exchange Act which imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. Consequently, this Rule may affect the ability of broker-dealers to sell the Company’s securities, and may affect the ability of shareholders to sell any of the Company’s securities in the secondary market.
     The Commission has adopted regulations which generally define a “penny stock” to be any non-NASDAQ equity security of a small Company that has a market price (as therein defined) less than $5.00 per share, or with an exercise price of less than $5.00 per share subject to certain exceptions, and which is not traded on any exchange or quoted on NASDAQ. For any transaction by broker-dealers involving a penny stock (unless exempt), the rules require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in an account and information on the limited market in penny stocks.
Anti-Takeover Provisions — Limitation on Voting Rights
     The Company’s Certificate of Incorporation and Bylaws contain provisions that may make it more difficult to acquire control of the Company by means of tender offer, over-the-counter purchases, a proxy fight, or otherwise. The Certificate of Incorporation also includes provisions restricting stockholder voting rights. The Company’s Certificate of Incorporation includes a provision that requires that any action required by the stockholders may not be affected by a written consent, and that special meetings of the stockholders may only be called by the Board of Directors. This provision makes it difficult for stockholders to pass any resolution not supported by the Board of Directors except at a regularly called meeting. The Company’s Certificate of Incorporation provides for a staggered term of the Board of Directors, thus eliminating the ability to elect all of the directors in any one year. This provision may make the implementation of a change in management a process requiring more than one year even if supported by a majority of the stockholders. The Company’s Certificate of Incorporation provides that directors may only be removed for cause and a vote of 70% of the shareholders. Certain provisions of the Certificate of Incorporation may only be amended by a vote of 70% of the stockholders. As a result of the number of shares currently owned by management, this provision may for some time have the effect of indirectly eliminating any possibility stockholders could pass a resolution unless approved by management, in connection with any question submitted or required to be submitted to a vote of the stockholders. The Company’s Certificate of Incorporation also requires that stockholders give advance notice to the Company of any directorship nominations or other business to be brought by the stockholders at any stockholder’s meeting. This provision makes it more difficult for stockholders to nominate candidates for the Board of Directors who are not supported by management. In addition, the Certificate of Incorporation requires advance notice for stockholder proposals to be brought before the annual meeting. The requirements include that the notice must specify certain information regarding the stockholder and the meeting. This provision to implement stockholder proposals makes it more difficult even if a majority of stockholders are in support thereof. Each of these provisions may also have the effect of deterring hostile take-overs or delaying changes in control or management of the Company. In addition, the indemnification provisions of the Company’s Bylaws and Certificate of Incorporation may represent a conflict of interest with the stockholders since officers and directors may be indemnified prior to any judicial determinations as to their conduct.
PLAN OF OPERATION
General
     The following plan of operations provides information which the Company’s management believes is relevant to an assessment and understanding of its business, operations and financial condition. The discussion should be read in conjunction with the financial statements as of and for the period ended September 30, 2007, and the notes thereto which are included in this Current Report. This plan of operation contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors, including those set forth in “Risk Factors” contained elsewhere in this Report.
     The Company plans to mass produce patented renewable power systems using proven techniques established by high technology manufacturing companies such as Boeing. This outsourcing process utilizes other companies to produce many of the necessary parts which saves the selling company the cost of buying machinery or establishing a large manufacturing facility with the attendant costs of salaries, benefits and overhead.
     The Company is in a unique position to utilize such a system. One of the principals, George Konrad, owns and operates a manufacturing facility, Arizona Research and Development (“ARD”), which is capable of producing all of the manufactured parts needed for the PowerVerde renewable power systems. The Company intends to enter into an agreement with ARD to manufacture machined parts for the PowerVerde patented motor as well as assemble the motors and Organic Rankine Cycles, all on fair market terms. ARD will also test and qualify all systems under a rigid quality control program. See “Certain Relationships and Related Transactions.”
     ARD has been involved in the development of the PowerVerde systems and is uniquely positioned to continue on to the manufacturing process.
     All machining will be done by CNC lathes and machining centers owned by ARD. As production increases it may be necessary for ARD to subcontract certain components or enlarge the present facility.
     The design and tooling process of “rapid prototyping” has been employed by PowerVerde and ARD throughout the developmental program using solid modeling CAD, Stereo lithography, Finite Element Analysis, Computerized Fluid Dynamics (CFD), CAM, CNC machining and other techniques developed by the aerospace industry. This process produces products that are ready to go into mass produced manufacturing immediately upon completion of the testing program.
     PowerVerde also intends to contract to local refrigeration specialty companies the job of installing and maintaining the power systems. The companies will be contracted in each area of market penetration.
     We have no employees as of the date of this Report; however, we intend to add sales and marketing staff to promote the systems as soon as beta testing is complete, which is expected to occur by the end of the third quarter of 2008. We have not yet entered into any agreements for distribution or marketing of our products, and there can be no assurance that we will ever do so.
     We intend to continue with research and development activities in order to further improve and refine our products.
Production
     ARD will purchase all materials and components utilized in the PowerVerde renewable electrical generating systems and deliver the finished product to PowerVerde under the terms of the agreement to be entered into between them. ARD has been manufacturing high tech camera booms for many years and has established a working relationship with suppliers of aluminum, steel and all other parts needed for the manufacture of PowerVerde energy systems. ARD will be responsible for maintaining inventory of all parts and materials.
     PowerVerde will provide to ARD all manufacturing drawings, specifications, parts lists, material requirements, assembly manuals and quality control requirements relating to the systems to be produced.
     Production schedules will be determined by sales and established by PowerVerde.
Liquidity and Capital Resources
     Our current liabilities on a pro-forma basis as of September 30, 2007, were $59,740, including accounts payable for accounting, legal and general operations of the combined entities. Pro forma basis includes the financials as if the Merger had been effected September 30, 2007.
     At September 30, 2007, on a pro-forma basis the Company’s total liabilities exceeded the total assets by $15,591. In connection with the Merger, PoweVerde paid $233,000 in accounts payable owed by Vyrex.
     As of the date of this Report, we have enough cash to sustain operations for approximately the next five months. Consequently, we will need to raise substantial additional capital in order to finance our plan of operations.

We intend to seek the necessary funds though private debt and/or equity transactions. There can be no assurance that we will be able to raise the necessary funds. If we do not, we will be forced to cease operations.
DESCRIPTION OF PROPERTY
     The Company des not own any real property. It shares use of a full-service machining and manufacturing facility located at 21615 N. 2nd Avenue, Phoenix, Arizona, owned by Arizona Research and Development, Inc. (“ARD”), a company wholly-owned by George Konrad, the Company’s President and largest shareholder (the “ARD Facility”). The Company pays a monthly rental of $.75 per square foot that it uses and also pays its proportional share of the facility’s utilities. As of February 2008, the Company is using approximately 700 square feet at a monthly rental of approximately $525. The Company expects to substantially increase its use of the ARD Facility by the end of 2008, and the Company believes that the ARD Facility will be adequate to satisfy its needs through that time; however, in the event that the Company begins material sales, it may need to move to a larger facility.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information as of February 12, 2008, following the closing of the Merger regarding the beneficial ownership of our Common Stock by (i) each of our directors and “named executive officers”; and (ii) all of our executive officers and directors as a group. To our knowledge, no other person beneficially owns more than 5% of our common stock.

Name and Address of Beneficial Owner	Shares Owned	Percent of Class
George Konrad	10,020,000	49.1
Fred Barker	3,000,000	14.7
Richard H. Davis[1]	1,080,000	5.3
All Directors and Executive Officers as a group (3 persons)	14,100,000	69.1

[1]	Mr. Davis’ shares include (i) 980,000 shares owned by Martinez-Ayme Securities, Inc., the Company’s investment banking firm (“MAS”), of which Mr. Davis is a principal and (ii) 100,000 shares owned by Mr. Davis’ wife, as to which he disclaims beneficial ownership.
DIRECTORS AND EXECUTIVE OFFICERS
     In connection with the Merger, all of the prior officers and directors of the Company (G. Dale Garlow, Sheldon S. Hendler, M.D., Ph.D., Thomas K. Larson, Jr., and Richard G. McKee, Jr.) resigned and George Konrad, Fred Barker and Richard H. Davis were appointed to the Board. As a result of the foregoing, our Board of Directors now consists of three members.

     The names of our current officers and directors, as well as certain information about them are set forth below:

Name	Age	Position(s)
George Konrad	49	President, Treasurer, Director
Fred Barker	75	Vice President, Secretary, Director
Richard H. Davis	50	Director
     George Konrad. Mr. Konrad is in charge of our operations. His company, ARD, formed in 1993, is involved in various advanced technology projects. ARD is a full-service R & D machine shop with CNC and CAD-CAM capabilities. Mr. Konrad has substantially improved the design of the JimmyJib, a camera boom that is used by cinematographers all over the world. This boom has electronic remote capabilities and is utilized at most movie locations and major sporting events around the world. ARD manufactures all of the major components for the JimmyJib and turns out thousands of parts each month.
     Fred Barker. Mr. Barker directs our engineering activities. He is a graduate of the University of Washington, with a degree in mechanical engineering, and has done advanced studies at the University of Puget Sound and the University of Arizona. He was awarded two National Defense Education Act (NDEA) scholarships for science and math and was a Fulbright Scholar. From 1958 to 1972, Mr. Barker worked as an engineer for The Boeing Company, focusing on the structures, wing groups and instrumentation of the 737, 747, 757 and 767 aircraft. From 1972 to 1978, Mr. Barker worked for CBS as a technical advisor for documentary films. From 1979 to 1984, he worked for Condomar Acapulco on a real estate project in Acapulco, Mexico. From 1984 to 1986, he worked for Aramco and Dynarabia in Dhahran, Saudia Arabia, on the ARABSAT downlink project. From 1986 to 2002, Mr. Barker owned and operated Flight Innovations, Inc. and VertiFan, Inc., which designed and developed vertical take-off and landing aircraft. VertiFan worked under a U.S. Department of Defense contract. Mr. Barker has been honored for outstanding contributions by the Seattle chapters of the American Societies of Manufacturing Engineers and Automotive Engineers. He has worked on the PowerVerde project since 2001.
     Richard H. Davis. Richard Davis received a B.S degree in economics from Florida State University in 1982. He joined First Equity Corporation (“First Equity”) in Miami that same year. First Equity operated as a regional full-service brokerage and investment bank. Mr. Davis’ duties included equity deal structure and brokerage-related activities. After First Equity was acquired in 2001, Mr. Davis joined the corporate finance department of William R. Hough & Company (“Hough”), where he continued structuring equity finance and private acquisitions. Hough was acquired in 2004 by RBC Dain Rauscher (“Dain”), a global investment banking firm. Dain consolidated Hough’s corporate finance activities into its New York offices. Mr. Davis elected to remain in Miami and joined Martinez-Ayme Securities, assuming the newly-created position of managing director of corporate finance.
Election of Directors
     Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Cumulative voting with respect to the election of directors is not permitted by our Certificate of Incorporation.
     Our Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose. Each director shall hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified.
Committees
     Our Board does not yet have any committees; however, we intend to establish an audit committee and a compensation / stock option committee in the near future.

EXECUTIVE COMPENSATION
     We have not paid any compensation to officers or directors in such capacity; however, we periodically engage the services of Messrs. Konrad and Barker to perform certain services at a rate of $60 per hour. We believe that the compensation to Mr. Barker does not exceed the compensation that would be charged by an unaffiliated third party rendering comparable services. See “Certain Relationships and Related Transactions.”
Employment Agreements
     We have not entered into employment agreements with our executive officers as of the date of this Report. We may in the future enter into employment agreements with Messrs. Konrad and Barker. No assurance can be given as to when, if ever, such agreements will be entered into or the terms thereof; however, we intend to use fair market terms in any such agreement. We expect that such agreements could include bonuses, severance payments, noncompetition provisions and other material items.
     We may also issue to our officers and directors stock options on terms and conditions to be determined by our Board of Directors or designated committee.
Compensation of Directors
     We have not yet determined a compensation plan for our directors. We intend to provide our directors with reasonable compensation for their services in cash, stock and/or options.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Our Certificate of Incorporation allows us to indemnify our present and former officers and directors and other personnel against liabilities and expenses arising from their service to the full extent permitted by Delaware law. The persons indemnified include our (i) present or former directors or officers, (ii) any person who while serving in any of the capacities referred to in clause (i) who served at our request as a director, officer, partner, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) our board of directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii).
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Pursuant to its agreement with ARD, the Company uses the ARD Facility and pays ARD (i) monthly rent of $.75 per square foot plus a proportionate share of utilities and (ii) $60 per hour for engineering, development and machining services by Mr. Konrad and (iii) rates ranging from $60-$75 per hour for machine shop services and manufacturing services. Pursuant to its agreement with Mr. Barker, the Company pays him $60 per hour for his engineering and development services. See “Description of Property.”
     Since inception in March 2007, the Company has paid from approximately $3000 to $8000 per month, for a total of approximately $48,000, under its agreement with ARD, and from approximately $7000 to $8000, for a total of approximately $55,000, under its agreement with Mr. Barker.
     We do not have any independent directors, as Messrs. Konrad and Barker are officers and principal shareholders, and Mr. Davis works for our investment banking firm. We intend to seek qualified independent directors to serve on our board of Directors.

DESCRIPTION OF SECURITIES
     Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share.
     The following is a summary of some of the terms of our common stock, preferred stock, charter, bylaws and certain provisions of Delaware Law. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our charter, bylaws and Delaware law. Please see those documents and Delaware law for further information.
Common Stock
     As of February 12, 2008, there were 25,882,878 shares of our common stock outstanding, of which 24,588,734 were issued to the former PowerVerde shareholders in connection with the Merger. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividends declared by the Board of Directors out of funds legally available therefore. See “Dividend Policy.” In the event of a liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Holders of our common stock have no preemptive, conversion or redemption rights. Each outstanding share of common stock is fully paid and non-assessable.
Preferred Stock
     As of February 12, 2008, there were 50,000,000 shares of preferred stock authorized, none of which were issued and outstanding.
Antitakeover Provisions
     The Company’s Certificate of Incorporation and Bylaws contain provisions that may make it more difficult to acquire control of the Company by means of tender offer, over-the-counter purchases, a proxy fight, or otherwise. The Certificate of Incorporation also includes provisions restricting stockholder voting rights. The Company’s Certificate of Incorporation includes a provision that requires that any action required by the stockholders may not be affected by a written consent, and that special meetings of the stockholders may only be called by the Board of Directors. This provision makes it difficult for stockholders to pass any resolution not supported by the Board of Directors except at a regularly called meeting. The Company’s Certificate of Incorporation provides for a staggered term of the Board of Directors, thus eliminating the ability to elect all of the directors in any one year. This provision may make the implementation of a change in management a process requiring more than one year even if supported by a majority of the stockholders. The Company’s Certificate of Incorporation provides that directors may only be removed for cause and a vote of 70% of the shareholders. Certain provisions of the Certificate of Incorporation may only be amended by a vote of 70% of the stockholders. As a result of the number of shares currently owned by management, this provision may for some time have the effect of indirectly eliminating any possibility stockholders could pass a resolution unless approved by management, in connection with any question submitted or required to be submitted to a vote of the stockholders. The Company’s Certificate of Incorporation also requires that stockholders give advance notice to the Company of any directorship nominations or other business to be brought by the stockholders at any stockholder’s meeting. This provision makes it more difficult for stockholders to nominate candidates for the Board of Directors who are not supported by management. In addition, the Certificate of Incorporation requires advance notice for stockholder proposals to be brought before the annual meeting. The requirements include that the notice must specify certain information regarding the stockholder and the meeting. This provision to implement stockholder proposals makes it more difficult even if a majority of stockholders are in support thereof. Each of these provisions may also have the effect of deterring hostile take-overs or delaying changes in control or management of the Company. In addition, the indemnification provisions of the

Company’s Bylaws and Certificate of Incorporation may represent a conflict of interest with the stockholders since officers and directors may be indemnified prior to any judicial determinations as to their conduct.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     The Company’s Common Stock began trading on the Over-The-Counter Bulletin Board (“OTCBB”) on October 22, 1998 under the symbol “VYRX”. Prior to that date, the Common Stock was tracked on the Nasdaq Small Cap Market . The over-the-counter market quotations provided reflect inter-dealer prices, without retail mark-ups, mark-down or commission and may not represent actual transactions. The following table sets forth the range of high and low sales prices on the OTCBB for the periods indicated, as adjusted for a 12-for-100 reverse stock split which accompanied the Company’s October 2005 reincorporation in Delaware. Trading of the common stock on the OTCBB through the date of this report has been based on adjusted pre-split shares and actual post-split shares that began around June 30, 2006 under the symbol “VYXC”.

Period Beginning	Period Ending	High	Low
January 1, 2006	March 31, 2006	$2.08	$.42
April 1, 2006	June 30, 2006	$1.42	$.67
July 1, 2006	September 30, 2006	$2.75	$.85
October 1, 2006	December 31, 2006	$1.55	$.87
January 1, 2007	March 31, 2007	$1.80	$.55
April 1, 2007	June 30, 2007	$1.10	$.40
July 1, 2007	September 30, 2007	$.51	$.35
October 1, 2007	December 31, 2007	$.37	$.35
January 1, 2008	February 11, 2008	$.52	$.30
Dividends
     The Company has never declared or paid any cash dividends on its common stock. The Company does not intend to declare or pay any cash dividends on its common stock in the foreseeable future. Subject to the limitations described below, the holders of the Company’s common stock are entitled to receive only such dividends (cash or otherwise) as may (or may not) be declared by the Company’s Board of Directors.
Securities Sold Without Registration
     Except for the 24,588,734 shares of Common Stock issued to former PowerVerde shareholders in connection with the Merger and (i) 250,000 shares issued on February 11, 2008, to Don Leach in payment of Vyrex’s March 10, 2003, $200,000 promissory note held by him, (ii) 20,000 shares issued on February 11, 2008 to Richard G. McKee, Jr., for consulting services and (iii) 5,000 shares issued on February 11, 2008 to Mary Jane Dean for financial and administrative services, Vyrex did not sell any securities without registering the securities under the Securities Act during its most recently completed fiscal year, i.e., its fiscal year ended December 31, 2007, or during the previous three fiscal years ended December 31, 2006, December 31, 2005, and December 31, 2004, respectively, or during the period from December 31, 2007, through the filing of this Report. These shares were issued pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.
     During 2007, PowerVerde sold 4,000,000 shares of its common stock to accredited investors in a private placement at $.125 per share, for a total offering of $500,000, and sold 400,000 additional shares to accredited investors in a subsequent private placement in late 2007 and early 2008 at $.50 per share, for a total offering of $200,000. These shares were sold pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. In connection with each offering, Martinez-Ayme Securities (“MAS”) received a commission equal to 10% of the gross proceeds received.

Legal Proceedings
     The Company is not party to any disputes or legal proceedings at the time of this Report.
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure
     There has been no change in or disagreements with Accountants.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated by reference into this section.
ITEM 3.02 RECENT SALES OF UNREGISTERED SECURITIES
     In connection with the Merger, on February 12, 2008, Vyrex issued an aggregate of 24,588,734 shares of common stock to the stockholders of PowerVerde in exchange for their common shares at the ratio of 1.2053301 shares of Vyrex common stock for each share of PowerVerde common stock. Immediately prior to the closing of the Merger, on February 11, 2008, Vyrex issued (i) 250,000 shares of its common stock to Don Leach in payment of Vyrex’s March 10, 2003, $200,000 promissory note held by him, (ii) 20,000 shares to Vyrex Director Richard G. McKee, Jr., for consulting services and (iii) 5,000 shares to Mary Jane Dean for financial and administrative services, These issuances were made pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.
ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT
     Reference is made to the disclosure set forth under Item 1.01 and 3.02 of this Report, which disclosure is incorporated herein by reference.
     As a result of the closing of the Merger, the former shareholders of PowerVerde own 95% of the total outstanding shares of Vyrex capital stock and 95% of the total voting power of all of Vyrex’s outstanding voting securities. In addition, PowerVerde’s officers and principal shareholders became Vyrex’s officers and control our Board of Directors.
ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated by reference into this section.
ITEM 5.06 CHANGE IN SHELL COMPANY STATUS
     As a result of the completion of the Merger, the Company is no longer a shell company, as that term is defined in Rule 12b-2 under the Exchange Act. Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated by reference into this section.
ITEM 8.01 OTHER EVENTS.
     In connection with the closing of the Merger, the Company changed the address of its corporate headquarters from 2159 Avenida de la Playa, La Jolla, California 92037 to 21615 N. 2nd Avenue, Phoenix, Arizona 85027. Additionally on February 12, 2008, the Company issued a press release announcing the completion of the Merger, a copy of which is attached as Exhibit 99.3.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial Statements of Business Acquired.

PowerVerde, Inc. audited financial statements for the period from inception through September 30, 2007

(b)	Pro-Forma Financial Information.

Unaudited interim pro forma financial statements combining PowerVerde, Inc. and Vyrex Corporation as of September 30, 2007

Exhibits.

Exhibit Number	Exhibit Description

10.1	Agreement and Plan of Merger, dated as of February 11, 2008 by and among Vyrex Corporation, Vyrex Acquisition Corporation and PowerVerde, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-B). The Company agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit(s).)

10.2	Services Agreement dated as of February 1, 2008, between PowerVerde, Inc., and Fred Barker d/b/a Barker Engineering.

10.3	Services Agreement dated as of February 1, 2008, between PowerVerde, Inc., and Arizona Research and Development, Inc.

21	Subsidiaries of the Company

99.1	PowerVerde, Inc. audited financial statements for the period from inception (March 9, 2007) through September 30, 2007

99.2	Unaudited interim pro forma financial statements combining PowerVerde, Inc. and Vyrex Corporation as of September 30, 2007

99.3	Press Release dated February 12, 2008
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYREX INCORPORATED
Dated: February 12, 2008	By:	/s/ George Konrad
George Konrad
President and Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of February 11, 2008 by and among Vyrex Corporation, Vyrex Acquisition Corporation and PowerVerde, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-B). The Company agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit(s).

10.2	Services Agreement dated as of February 1, 2008, between PowerVerde, Inc., and Fred Barker d/b/a Barker Engineering.

10.3	Services Agreement dated as of February 1, 2008, between PowerVerde, Inc., and Arizona Research and Development, Inc.

21	Subsidiaries of the Company

99.1	PowerVerde, Inc. audited financial statements for the period from inception through September 30, 2007

99.2	Unaudited interim pro forma financial statements combining PowerVerde, Inc. and Vyrex Corporation as of September 30, 2007

99.3	Press Release dated February 12, 2008